UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 7, 2005, the Company dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Audit and Compliance Committee of the Board of Directors of the Company.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through October 7, 2005, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (2) no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“Regulation S-K”), except that, as previously disclosed by the Company in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005, KPMG determined in connection with its audit of the Company’s consolidated financial statements as of December 31, 2004 and for the period then ended that material weaknesses in the Company’s internal control over financial reporting existed as a result of certain employees non-compliance with approval controls with respect to certain agreements and transactions and failure to disclose certain related party transactions.

Management believes that by taking the actions described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005, the Company has remedied those material weaknesses in its internal control over financial reporting that were the result of the non-compliance by certain employees that the Company had identified and concluded that its disclosure controls and procedures were effective as of June 30, 2005.

The Audit Committee discussed the subject matter of the material weaknesses with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of PWC concerning the material weaknesses.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter, dated October 13, 2005, from KPMG is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 7, 2005, the Company engaged PricewaterhouseCoopers LLP (“PwC”), effective October 7, 2005, to serve as its independent public registered accounting firm for all interim periods in 2005 subsequent to June 30, 2005 and for the year ended December 31, 2005. The engagement of PwC was approved by the Audit and Compliance Committee of the Board of Directors of the Company.

During the fiscal years ended December 31, 2004 and 2003 and through the subsequent interim period through October 7, 2005, neither the Company nor anyone on its behalf has consulted with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement”, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter, dated October 13, 2005, from KPMG LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 13, 2005	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter dated October 13, 2005 from KPMG LLP to the Securities and Exchange Commission.